EXHIBIT 10.7
                                             Assignment and Assumption Agreement


Return to:  (enclose self-addressed stamped envelope)

NAME:

    Bruce D. Goorland, Esq.

Address:
    P.O. Box 1900
    Fort Lauderdale, Florida                 95-12436 T#001
                                             03-16-95 02:50PM
This Instrument Prepared by:
    Bruce D. Goorland, Esq.

Address:
    Ruden, Barnett, McClosky, Smith, Schuster & Russell, P.A.
    200 East Broward Boulevard
    15th Floor
    Fort Lauderdale, Florida 33301

Property Appraisers Parcel I.d. (Folio) Number(s):

Grantee(a)S.S.#(s): Assignment and Assumption Agreement

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
SPACE ABOVE THIS LINE FOR PROCESSING DATA    SPACE ABOVE THIS LINE FOR RECORDING DATA
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         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT made and executed the 15TH day of MARCH A.D., 1995 by and between ROADHOUSE WATERWAY, INC., a Florida corporation ("Assignor") and ROADHOUSE GRILL COMMERCIAL, INC., a Florida
corporation ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is the "Lessee" under that certain Lease ("Lease") by and between Stan's on the Water, Inc., a Florida corporation, as Lessor ("Landlord") and Assignor as "Lessee"; a Memorandum of Lease and covenants ("Memorandum") with respect thereto having been recorded in Official Records Book 22518, at Page 212 of the Public Records of Broward County, Florida; and

         WHEREAS, Assignor desires to sell, assign and transfer Assignors interest in the Lease to Assignee and Assignee desires to accept said, assignment and transfer upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by each party hereto from the other party hereto, the parties hereto do hereby agree as follows:

         1. INCORPORATION OF RECITATIONS. The foregoing recitations are true and correct and are incorporated herein by this reference.

         2. ASSIGNMENT. Assignor hereby sells, assigns and transfers to Assignee all of the Assignor's right, title and interest in and to the Lease.

         3. ACCEPTANCE AND ASSUMPTION. Assignee hereby accepts the foregoing sale, assignment and transfer and agree to pay all "Base monthly rent," "Percentage Rental," and other charges to be paid by Lessee under the Lease and first accruing on or after the date hereof and to faithfully perform all covenants, stipulations, agreements and obligations to be performed by Lessee under the Lease first accruing on or after the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement effective of the day and year first above written.

Signed, sealed and delivered in presence of:

                                            ROADHOUSE WATERWAY, INC.,
                                            a Florida corporation

/s/ SHEILA J. EICHAR                        By:   /s/ GERALD T. MCDONALD
- --------------------------                  ---------------------------------
Witness Signature

Sheila J. Eichar                            Gerald T. McDonald
- --------------------------                  ---------------------------------
Print Name:                                 Printed Name:

/s/ JOAN WAGNER                             President
- --------------------------                  ---------------------------------
Witness Signature                           Title:
                                            7951 SW 6th Street, Suite 112
Joan Wagner                                 Plantation, FL 33324
- --------------------------                  ---------------------------------
Print Name:                                 Post Office Address

                                                 (Corporate Seal)

                                            ROADHOUSE GRILL COMMERCIAL, INC.,
                                            a Florida corporation

/s/ JEFFREY HOMER                           By: /s/  JOHN DAVID TOOLE III
- --------------------------                  ---------------------------------
Witness Signature

Jeffrey Homer                               John David Toole III
- --------------------------                  ---------------------------------
Print Name:                                 Printed Name:

/s/ CHARLES D. BARNETT                      PRESIDENT
- --------------------------                  ---------------------------------
Witness Signature                           Title:
                                            4801 S. UNIVERSITY DR.
Charles D. Barnett                          DAVIE, FL 33328
- --------------------------                  ---------------------------------
Print Name:                                 Post Office Address

                                                 (Corporate Seal)

                                     CONSENT

         The undersigned hereby consents to the foregoing Assignment from Assignor to Assignee.

                                            STAN'S ON THE WATER, INC.
                                            a Florida corporation

/s/ SHEILA J. EICHAR                        By: /s/ GUS BOULIS
- --------------------------                  ---------------------------------
Witness Signature

Sheila J. Eichar                            Gus Boulis
- --------------------------                  ---------------------------------
Print Name:                                 Printed Name:

/s/ JOAN WAGNER                             President
- --------------------------                  ---------------------------------
Witness Signature                           Title:
                                            2400 W. Cypress Creek Rd., Ste. 200
Joan Wagner                                 Ft. Lauderdale, Fl 33309
- --------------------------                  ---------------------------------
Print Name:                                 Post Office Address

                                                 (Corporate Seal)

STATE OF FLORIDA     SS.
                     SS.
COUNTY OF BROWARD    SS.

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by JERRY MCDONALD the PRES. of ROADHOUSE WATERWAY, INC., a Florida corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me.

         WITNESS my hand and official seal in the County and State last aforesaid this 10 day of March, 1995.

                                            /s/ JOAN S. WAGNER
                                            ---------------------------------
                                            Notary Public

                                            Joan S. Wagner
                                            ---------------------------------
                                            Typed, printed or stamped name of
Notary Public

My Commission Expires:  9-7-96

STATE OF FLORIDA     SS.
                     SS.
COUNTY OF BROWARD    SS.

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by DAVID TOOLE the PRESIDENT of ROADHOUSE GRILL COMMERCIAL, INC., a Florida corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or who has produced
________________________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this 15TH day of MARCH, 1995.

                                            /s/ JEFFREY HOMER
                                            ---------------------------------
                                            Notary Public

                                            Jeffrey B. Homer
                                            ---------------------------------
                                            Typed, printed or stamped name of
Notary Public

My Commission Expires:  10-16-98

STATE OF FLORIDA     SS.
                     SS.
COUNTY OF BROWARD    SS.

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by GU BOULIS the PRESIDENT of STAN'S ON THE WATER, INC., a Florida corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me.

         WITNESS my hand and official seal in the County and State last aforesaid this 10 day of MARCH, 1995.

                                            /s/ JOAN S. WAGNER
                                            ---------------------------------

                                            Notary Public

                                            Joan S. Wagner
                                            ---------------------------------
                                            Typed, printed or stamped name of
Notary Public

My Commission Expires:  9-7-96

W/CALL TRI-COUNTY COURTHOUSE COURIER
RECORD AND RETURN TO AND
THIS INSTRUMENT PREPARED BY
JEFFREY B. HOMER, ESQUIRE
BRUCE M. LEVINE, P.A.
5300 N.W. 33RD AVENUE
SUITE 119
FORT LAUDERDALE, FLORIDA 33309

                        MEMORANDUM OF LEASE AND COVENANTS

         THIS MEMORANDUM OF LEASE AND COVENANTS is made the 29 day of July, 1994 between STAN'S ON THE WATER, INC., whose address is 2400 West Cypress Creek Road, Suite 200, Fort Lauderdale, Florida 33309 (the "Lessor") and ROADHOUSE WATERWAY, INC., a Florida corporation, whose address is c/o G.T. McDONALD ENTERPRISES, 7951 Sixth Street, Suite 112, Plantation, Florida 33324 (the "Lessee").

                              W I T N E S S E T H:

         1. That by Lease dated October 1, 1993 (the "Lease"), Lessor has demised and leased and hereby demises and leases to Lessee, and Lessee has rented and does hereby rent from Lessor, those premises (hereinafter called the "Leased Premised") on that certain parcel of land in the City of Fort Lauderdale, Broward County, Florida, legally described in Exhibit "A" attached to this Memorandum of Lease and Covenants and made a part hereof by this reference.

         2. The Lease Term shall commence on the date hereof and shall continue without interruption to September 30, 2012.

         3. So long as Lessee is in good standing under the term and provisions of the Lease, then Lessor grants to Lessee a right of first refusal should Lessor decide to sell the Leased Premises.

         4. Lessor covenants and agrees, which covenants and agreements shall be for a period of three years commencing on October 1, 1993, not to open, operate or manage a Stan's on the Water Restaurant and Bar" within a five mile radius of the Leased Premises.

         5. This instrument does not alter, amends, modify or change the Lease or the Exhibits which are a part thereof in any respect. This instrument in executed by the parties solely for the purpose of recordation in the Public Records of Broward County, Florida and it is the intent of the parties that it shall be so recorded and shall give notice of and confirm the Lease and Exhibits, and the covenants herein not forth, and all of the terms of the Lease to same extent as if all the provisions of the Lease and Exhibits were fully set forth herein.

         6. All capitalized terms used in this Memorandum of Lease and Covenants which are not defined herein shall have the meanings ascribed to them in the Lease.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Memorandum of Lease and Covenants to be duly executed as of the date first above written.

Signed, Sealed and delivered
in the presence of:
                                            LESSOR:
                                            STAN'S ON THE WATER, INC.

/s/ JOAN S. WAGNER                          By: /s/ GUS BOULIS
- --------------------------                      -----------------------------
Print Name: Joan Wagner                         GUS BOULIS, President

/s/ GLORIA HAUGHNEY                         LESSEE:
- --------------------------
Print Name:       (As to                    ROADHOUSE WATERWAY, INC.
Gloria Haughney   Lessor)                         a Florida Corporation



/s/ AUDREY FRAHAM                           By: /s/ GERALD T. McDONALD
- --------------------------                      -----------------------------
Print Name: Audrey Frahm                        GERALD T. McDONALD, President



/s/ ROBERTA OHLSON
- --------------------------
Print Name:       (As to
Roberta Ohlson    Lessee)

                                            (Corporate Seal)

STATE OF FLORIDA     SS.
                     SS.
COUNTY OF BROWARD    SS.

         I HEREBY CERTIFY that on this 29 day of July, 1994, before me, an officer duly qualified to take acknowledgments, personally appeared GUS BOULIS, as President of Stan's on the Water, Inc., personally known to me or who has produced a Florida drivers license as identification and has acknowledged before me that he executed the foregoing freely and voluntarily for the purpose therein expressed, and who did take an oath.

         WITNESS my hand and official seal in the State and County, last aforesaid this 29 day of July, 1994.

                                            /s/ JOAN S. WAGNER
                                            ---------------------------------
                                            Notary Public
                                            State of Florida

                                            Joan S. Wagner
                                            ---------------------------------
                                            (Print name)

My Commission expires: 9-7-96
My Commission number:  CC 225849

STATE OF FLORIDA     SS.
                     SS.
COUNTY OF BROWARD    SS.

         I HEREBY CERTIFY that on this 29 day of July, 1994, before me, an officer duly qualified to take acknowledgments, personally appeared GERALD T. McDONALD, as President of ROADHOUSE WATERWAY, INC., a Florida corporation, personally known to me or who has produced a Florida driver's license as identification and has acknowledged before me that he executed the foregoing freely and voluntarily for the purpose therein expressed, and who did take an oath.

         WITNESS my hand and official seal in the State and County, last aforesaid this 29 day of July, 1994.

                                            /s/ AUDREY FRAHM
                                            ---------------------------------
                                            Notary Public
                                            State of Florida

                                            Audrey Frahm
                                            ---------------------------------
                                            (Print name)

My Commission expires:
My Commission number:

Lots 1 and 2 of RESUBDIVISION of Block 6 of the AMENDED PLAT OF CORAL RIDGE COMMERCIAL BOULEVARD ADDITION, according to the Plat thereof, as recorded in Plat Book 70, at Page 17, of the Public Records of Broward County, Florida; also described as: A Resubdivision of Block 6 of THE AMENDED PLAT OF A PORTION OF CORAL RIDGE COMMERCIAL BOULEVARD ADDITION, according to the Plat thereof, an recorded in Plat Book 70, at Page 17, of the Public Records of Broward County, Florida; and Lot 25 in Block 7 of AMENDED PLAT OF A PORTION OF CORAL RIDGE COMMERCIAL BOULEVARD ADDITION, recorded in Plat Book 53, at Page 36, of the Public Records of Broward County, Florida.


            RECORDED IN THE OFFICIAL RECORDS
            BOOK OF BROWARD COUNTY, FLORIDA
            COUNTY ADMINISTRATOR


                                   EXHIBIT "A"

                                      LEASE

         This LEASE AGREEMENT is a conversion lease of a sub-lease dated October 1st, 1993, and is made and entered into this 1st day of October, 1993, by and between Stan's On The Water, Inc., whose address is 2400 West Cypress Creek Road, Suite 200, Fort Lauderdale, FL 33309, (hereinafter "LESSOR") and Roadhouse Waterway, Inc., whose address is c/o G.T. McDonald Enterprises, Inc., 7951 S.W. 6th Street, Suite 112, Plantation, FL 33324 (hereinafter "LESSEE").

         Whereas, LESSOR is the owner of property located at 3300 East Commercial Boulevard, Fort Lauderdale, Florida 33308, (known as Stan's Restaurant Lounge and Gift Shop and referred to hereinafter as the "Property" and the Property is more fully described pursuant to the description attached as
Exhibit 1)

         Whereas, the LESSOR desire to let and the LESSEE wishes to lease the property.

         Now therefore, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties do hereby agree as follows:

         1. LESSOR hereby leases to LESSEE and LESSEE hereby rents from LESSOR upon the subject terms, conditions, provisions and covenants of this Lease, the Property known as Stan's at 3300 East Commercial Boulevard, Fort Lauderdale, Florida and which is more fully described in Exhibit 1 attached hereto and made a part hereof;

         2. The terms, conditions and covenants of the Lease shall be the same as the contract which is attached hereto as Exhibit 2 and made a part hereof with the following exceptions which shall be in place of and take precedent over in conflicting or similar terms, conditions,

              (1) LESSOR, confers no option to purchase the subject property to the LESSEE, but reserves this right onto itself. Therefore, Articles 26, 27, 28, 29, 30, 31, 32, 33, 34, 35,
                    36, 37, 38 and 39 of Lease are not made a part of this Lease and shall not be included in this Lease.

              (2) LESSOR confers no rights of assignment, subletting, or mortgaging the subject property to the LESSEE and reserves those rights to itself; with the exception that LESSEE may assign this lease subject to prior written approval by LESSOR. LESSEE shall have the right to mortgage leasehold estate, including a landlord waiver on trade fixtures, furniture, and equipment, but not including a landlord waiver on fixtures as defined in Section 679.313(1) of the Florida Statutes. Notwithstanding any provision herein to the contrary, assignor shall be and remain liable and responsible for payment, performance and observance of all the provisions and obligations undertaken to be paid, performed, or observed in the Lease. Further, Gerald McDonald shall continue to guaranty payment, performance and observance of all provisions and obligations under his Guaranty; unless, the assignee has a net worth in excess of two million dollars, the LESSOR will release Gerald McDonald of his obligations under the Guaranty.

              (3) LESSOR agrees to let the premises for 25 years from October 1, 1987 and LESSEE agrees to rent the property for this duration.


              (4) COVENANT NOT TO COMPETE. LESSOR covenants and agrees not to open, operate or manage a "Stan's on the Water Restaurant and Bar" within a five-mile radius of the Property for a period of three years commencing on October 1, 1993, and, in consideration for this covenant not to compete, LESSEE agrees to pay the following consideration to LESSOR: Ten Thousand Dollars ($10,000.00) per month, on the first day of each month, commencing on the first day of April, 1994 and running for 22 consecutive months with the last payment being due on January 1, 1996, plus an additional Five Thousand Dollars ($5,000.00) per month on the first day of each month commencing on the first day of April, 1994 and running for ten consecutive months with the last payment being due on January 1, 1995. This covenant is more fully set out in the "Non-Compete Agreement" attached hereto as
                    Exhibit 3. This covenant does not prohibit LESSOR from owning, operating or managing other restaurants and/or bars in the subject territory.

              (5) RENT: LESSEE agrees to pay all expenses of any nature, including, but not limited to insurance, tangible and real estate taxes commencing October

                    1, 1993 and to pay rent commencing December 1, 1993, and then to pay rent as follows:

                    (a) BASE MONTHLY RENT on the first day of each month shall be $25,000.00 subject to CPI increases ANNUALLY. CPI as used herein refers to the consumer price index as published by the Bureau of Labor and Statistics for the U.S. Department of Labor. (1982-1984 equals 100); and, LESSEE agrees to pay:

                    (b) PERCENTAGE RENTAL shall be paid on a quarterly basis of the periods from December through February; March through May; June through August; and September through November ("Percentage Rent Quarter"), but calculated on an annual basis and shall be equal to seven and one-half (7 1/2% of gross revenues from the property and any source on the property minus BASE MONTHLY rent. The percentage rent shall be calculated annually beginning December 1, 1993 and ending November 30, 1994 and continuing on from December 1 through November 30 in future years. In the event that LESSEE has paid percentage rent in any of the first two percentage rent quarters and if the cumulative percentage rent would provide a credit for the third quarter, no such credit will be made and instead $25,0000 base monthly rent shall be paid. Any additional percentage rent or credit to LESSEE for percentage rent, will be calculated as of November 30 and offset or paid in addition to the January rent. Percentage rental payments are due no later than the 15th of the month following the end of the percentage rent quarter and will be based upon sales as reported on all the LESSEE'S sales tax reports for the property, which will be provided to the LESSOR. Additionally, in any percentage rental year where sales exceed $4 million, percentage rent will be paid on a monthly basis as soon as the $4 million sales level is reached. In summary, in the event that gross revenue from the property and any source on the property is greater than $4 million, rent will not exceed 7 1/2% in any given percentage rent year and if less than $4 million, rent will not be less than $25,000 per month.

              (6) INSURANCE. If the Building or other Improvements located on the Demised Premises should be damaged by fire or other casualty, LESSEE shall immediately notify LESSOR of such casualty and LESSEE shall promptly commence to repair or reconstruct such Building or other Improvements as nearly as may be to their condition immediately prior to such casualty. In the event of a casualty which is insured against, the parties hereto will make all insurance proceeds available for the cost of such restoration unless required to be paid to Superior Mortgagee(s).

              (7) LESSEE agrees to continuously operate during business hours a restaurant known as "Roadhouse Grill" for the term of this Lease. The LESSEE covents that it has the exclusive rights to open

                           "Roadhouse Grill" restaurants within a seven-mile radius of the property and further covents that no other "Roadhouse Grill" restaurant will be opened or operated within a seven-mile radius of the property. Should LESSEE desire to operate a restaurant at this location other than a "Roadhouse Grill" he must obtain LESSOR's ADVANCED WRITTEN APPROVAL, which will not be unreasonably withheld by LESSOR.

              (8) RIGHT OF FIRST REFUSAL: So long as LESSEE is in good standing under the terms and provisions of this LEASE LESSOR grants to LESSEE a right a right of first refusal should LESSOR decide to sell the subject property. The LESSOR shall present to LESSEE a written contract and LESSEE shall have fourteen days to agree to, execute and deliver to LESSOR a contract on the exact terms and conditions as the contract presented by LESSOR. The Right of First Refusal expires at 4:30 p.m. on the fourteenth day after delivery of the contract.

              (9) NOTICE: If either party agrees to give notice to the other or to make tender to the other, such notice or tender shall be in writing and shall be deemed to be given when it shall be deposited with adequate postage in the United States mail, certified or registered, return receipt requested and addressed to the party for whom it is intended as follows:

                           LESSOR:  Gus Boulis c/o KB Holdings
                                    2400 W. Cypress Creek Road
                                    Suite 200
                                    Ft. Lauderdale, FL 33309

                           LESSEE:  Roadhouse Waterway, Inc.
                                    c/o G.T. McDonald Enterprises, Inc.
                                    7951 S.W. 6th Street, Suite 112
                                    Plantation, FL 33324

         IN WITNESS WHEREOF, the parties hereto have placed their hands and seals the 12 day of JULY, 1994.

Signed, Sealed and delivered
in the presence of:
                                            LESSOR:

/s/ JOAN S. WAGNER                          /s/ BUS BOULIS
- --------------------------                  ---------------------------------
                                            Gus Boulis, President
/s/ ILLEGIBLE                               STAN'S ON THE WATER, INC.
- --------------------------
                                            LESSEE:

/s/ ILLEGIBLE                               /s/ G.T. McDONALD
- --------------------------                  ---------------------------------
                                            G. T. McDONALD, President
- --------------------------                  ROADHOUSE WATERWAY, INC.

                                    GUARANTY

         The undersigned, GERALD McDONALD, unconditionally guarantees payment of all obligations due from ROADHOUSE WATERWAY, INC. ("Roadhouse") under that certain Non-Compete Agreement and that Sub-Lease Agreement by and among KONSTANTINOS (GUS) BOULIS and ROADHOUSE ("The Agreements"), dated of even date herewith, and further unconditionally guarantees the full performance and observance of all covenants of Roadhouse set forth in the Agreements. The undersigned affirms all of Roadhouse's waivers and consents contained in the Agreements. This Guaranty shall continue in full force and effect as to any renewal, extension or modification of the Agreements. This Guaranty shall be binding upon the undersigned's heirs and executors and may not be assigned.


                                            GUARANTOR:

Date:  4/28/94
- --------------------------
                                            /s/ GERALD McDONALD
                                            ---------------------------------
                                            GERALD McDONALD

                                LEGAL DESCRIPTION

Lots 1 and 2 of RESUBDIVISION of Block 6, of the AMENDED PLAT OF CORAL RIDGE COMMERCIAL BOULEVARD ADDITION, according to the Plat thereof, recorded in Plat Book 70, Page 17, of the Public Records of Broward County, Florida; also described as: A RESUBDIVISION of Block 6, OF THE AMENDED PLAT OF A PORTION OF CORAL RIDGE COMMERCIAL BOULEVARD ADDITION, according to the Plat thereof, as recorded in Plat Book 70, Page 17, of the Public Records of Broward County, Florida. Said lands situate, lying and being in Broward County, Florida.

AND

Lot 25, Block 7, of AMENDED PLAT OF A PORTION OF CORAL RIDGE COMMERCIAL BOULEVARD ADDITION, as recorded in Plat Book 35, Page 36, of the Public Records of Broward County, Florida. Said lands situate, lying and being in Broward County, Florida.

                                   Exhibit "A"

                LEASE AGREEMENT AND OPTION FOR PURCHASE AND SALE

         THIS LEASE AGREEMENT AND OPTION FOR PURCHASE AND SALE is made and entered into this 1ST day of OCTOBER , 1987, by and between JOHN S. STRATTON, whose address is 512 Southeast 28th Avenue, Pompano Beach, Florida (hereinafter referred to as "Landlord") and GUS BOULIS, whose address is 3706 A North Roosevelt Boulevard, Key West, Florida (hereinafter collectively referred to as "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord is the owner of certain real property lying and being situate in Broward County, Florida, more particularly described on Exhibit "A", appended hereto and made a part hereof, including all buildings located thereon, personal property, all easements, tenements, appurtenances, herediments, fixtures, rights and privileges belonging on or in any way appertaining to such premises subject to any restrictions, easements and encroachments now existing and to any zoning and governmental regulations now or hereinafter in effect, affecting the premises (collectively referred to as the "Property", and also sometimes hereinafter referred to as the "Premises"); and

         WHEREAS, the Landlord desires to let and the Tenant desires to lease the Property; and

         WHEREAS, Landlord additionally desires to grant Tenant and Tenant desires to acquire an option to purchase the Property in accordance with the terms and provisions set forth herein.

         NOW THEREFORE, for and in consideration for the premises Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency which is hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE 1
                       PREMISES INCORPORATED BY REFERENCE

         The above and foregoing premises is acknowledged by the parties to be true and is hereby incorporated by reference herein.

                                    ARTICLE 2
                                 LEASED PREMISES

         Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Property, which is known as Stan's Lounge located at 3300 East Commercial Boulevard, Fort Lauderdale, Florida 33308 (the "Business") and includes the necessary parking to service the Business (hereinafter also referred to as the "Premises").

                                    ARTICLE 3
                          COMMENCEMENT OF RENT AND TERM

         The term of this Lease shall be for a term of twenty-five (25) years commencing on the day and year first above written, the "Commencement Date", and continuing for said number of years subject to prior termination or extension thereof pursuant to conditions and covenants contained herein and the applicable provisions of Florida law.

                                    ARTICLE 4
                 FIXED RENT AND GENERAL RENTAL PAYMENT PROVISION

The rental shall be and consist of:

         (a) Fixed rent (hereinafter referred to as the "Fixed Rent") at the initial rate of Three Hundred Sixty Thousand Dollars ($360,000.00) per annum, plus applicable sales tax thereon, subject to adjustment, payable in equal monthly installments in the amount of Thirty Thousand Dollars ($30,000.00) plus applicable sales tax on the first day of each and every calendar month during the term of this Lease; and

         (b) Additional charges for taxes, insurance, utilities, repairs and maintenance, as hereinafter set forth, consisting of all sums of money which shall become due from and payable by Tenant. All sums which must be paid to Landlord, shall be paid in lawful money of the United States to Landlord at his office or such other place as the Landlord shall designate by notice to Tenant. In addition to the above, Tenant shall pay all governmental taxes, fees or charges on account of the Fixed Rent and the Additional Rent, as set forth in Article 5 below. Landlord acknowledges receipt of the sum of Thirty One Thousand Five Hundred ($31,500.00) Dollars upon the execution hereof, to be applied against the first installment of Fixed Rent, and sales tax thereon, becoming due hereunder.

                                    ARTICLE 5
                              FIXED RENT ADJUSTMENT

         The Fixed Rent shall be a minimal based rental for the entire term of this Lease. As of the time of the commencement of the third year of this Lease, the Fixed Rent shall be adjusted as of such date and as of like date for each year thereafter during the term hereof by an increase of three percent (3%) per year over the Fixed Rent. Accordingly, as of the commencement of the third year of this Lease, and for each year of this Lease thereafter, the annual rental shall increase by Ten Thousand Eight Hundred ($10,800.00) Dollars per year. Florida sales tax shall be computed based upon the adjusted rentals and the Tenant shall be responsible for such additional amount. All of the above rental increases shall hereinafter be referred to as "Additional Rent".

                                    ARTICLE 6
                                    UTILITIES

         Tenant shall pay when due all bills for water, sewer, trash and garbage services, gas, electricity and all other utilities used on the Premises from the Commencement Date of this Lease and until expiration of the term of this Lease.

                                    ARTICLE 7
                             REPAIRS AND MAINTENANCE

         Landlord shall be under no obligation to make any repairs, alterations or improvements, to or upon the Property, or any part thereof, at any time. Accordingly, Tenant shall, at its own expense, at all times of the term of this Lease maintain the Property, make all repairs to the building and appurtenances both inside and outside including, but not limited to, fixtures, walls, sea wall, non-structural portions, decorations, sidewalks, yards and areas, paved vehicle driving and parking areas, water and sewer mains and connections, water, gas and electric pipes and conduits, and all other fixtures in and appurtenant to the Property, whether or not enumerated herein, and Tenant shall make any and all repairs, replacements, substitutions, improvements and additions, ordinary or extraordinary, necessary for that purpose. All such repairs, replacements, substitutions and improvements shall be in all respects of new and good quality materials, and work shall be performed in a good and workmanlike manner and shall be made to the approved satisfaction of any and all Federal, state, county, municipal and other governmental authorities at any time having jurisdiction of the Property. Tenant shall not cause or permit any waste, injury of disfigurement of the Premises, the property improvements, or any part thereof, normal wear and tear excepted. Tenant shall keep the entire Premises in a clean, neat and sanitary condition. It is acknowledged that the plumbing system connected to the Property must be pumped out approximately four (4) times a year, at a cost of approximately One Hundred Fifty ($150.00) Dollars for each cleaning, and the same shall be the responsibility of the Tenant.

                                    ARTICLE 8
                                     SIGNAGE

         Tenant may install and operate interior and exterior electric and other signs, machinery and any other mechanical equipment and in so doing shall comply with all lawful requirements. Said signage shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld.

                                    ARTICLE 9
                                     "AS IS"

         Tenant agrees to accept the Premises in "as is" condition and acknowledges that the condition of the Premises is satisfactory to Tenant as of the Commencement Date of this Lease.

                                   ARTICLE 10
                             USE OF LEASED PREMISES

         10.01 OPERATION OF TENANT'S BUSINESS. Tenant shall occupy the Premises for the following purposes only: restaurant, lounge and gift shop.

         10.02 OCCUPANCY OF THE PREMISES. If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business on the Premises and any part thereof, Tenant at its expense, shall duly procure and thereafter maintain such license or permit. Tenant shall at all times comply with the terms and conditions of each such license or permit and any and all laws and ordinances applicable to Tenant's business. Tenant shall not at any time use or occupy of suffer or permit anyone to use of occupy the Premises or permit anything to be done in the Premises in any manner which may: (a) violate the certificate of occupancy for the Premises; or (b) be liable to cause injury to the Property or any portion thereof or any equipment facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements for insurance bodies; (d) impair or tend to impair the character, reputation or appearance of the Premises as a first class restaurant, lounge and gift shop; (e) impair or tend to impair the proper and economic maintenance, operation and repair of the Premises and/or its equipment, facilities or systems.

                                   ARTICLE 11
                             SUBORDINATION OF LEASE

         This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to the terms and provisions of all mortgages which may now or hereafter affect the Property (whether or not such mortgages shall also cover other liens and/or buildings). The subordination shall likewise apply to each and every advance made or hereafter to be made under such mortgages, to all renewals, modifications, replacements and extensions of such mortgages and spreaders and consolidations of such mortgages. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, or the holder of any such mortgage (or their respective successors in interest), may reasonably request to evidence such subordination. Any mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage" and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee". Notwithstanding the above, Tenant may require a non-disturbance agreement prior to subordination becoming effective hereunder.

                                   ARTICLE 12
                         NOTICE IN THE EVENT OF DEFAULT

         If any act or omission of Landlord would give Tenant the right, immediately after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy), provided such Superior Mortgagee shall, with due diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

                                   ARTICLE 13
                      PROPERTY TAXES AND OPERATING EXPENSES

         13.1 Tenant shall be liable for and shall pay for before delinquency all taxes and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against the Property and Tenant's personal property and any other personal property, of whatsoever kind and to whomsoever belonging situate or installed in and upon the Property, whether or not affixed to the realty.

         13.2 Tenant shall be liable for and shall pay ninety (90) days before delinquency all general and special real property taxes, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed upon the Property.

         13.3 If some method or type of taxation shall replace the current method of assessment of real property taxes, or the type thereof, the Tenant agrees to pay the same. If a tax (other than a Federal or State income tax) is assessed on account of the rent, the real estate or personal property taxes, or other charges payable by Tenant under this Lease, Tenant agrees to pay the same before delinquency, unless applicable law prohibits the payment of such tax by the Tenant.

         13.4 The real estate taxes on the Premises for the first and the last calendar year of the Lease shall be prorated.

         13.5 If any of Tenant's Superior Mortgagee(s) require a tax escrow, Tenant shall make such monthly payments for tax escrow to the Landlord, along with each month's rental payment, as required by any Superior Mortgagee(s).

                                   ARTICLE 14
                                    INSURANCE

         14.1 Throughout the term of this Lease, Tenant shall, at its own cost and expense, provide and keep in force for the mutual benefit of Landlord and Tenant and any and all Superior Mortgagee(s), the following insurance:

         (a) Insurance against loss or damage by fire and such other risk as are customarily included in broad form extended coverage endorsements covering all risks hazard insurance, and which are attached to fire and hazard insurance policies covering property in Broward County and all replacements, additions and improvements thereof and all fixtures, equipment and other personal property therein to the extent of the highest insurable value of said property, but in no event in an amount less than one hundred percent (100%) of the full replacement cost thereof. All Superior Mortgagee(s) shall be named, along with the Landlord as a co-insured in the fire and extended coverage policy. Notwithstanding any provision to the contrary, the Tenant agrees to pay the cost of any deductibles in the event of a loss up to the total cost of restoration.

         (b) The Tenant is required to carry flood insurance on the buildings located on the Property to the highest insurable value of the Property and the contents contained therein. Said policy shall name the Landlord and all Superior Mortgagee(s) as co-insured. All insurance proceeds payable under Sub-Articles (a) and (b) of this Article 14, shall be paid to Landlord unless required to be paid to Superior Mortgagee(s). Notwithstanding the foregoing, if not prohibited by an Superior Mortgagee, after the Landlord and/or Superior Mortgagee(s) have been restored to their original position as a result of payment of insurance proceeds, the excess shall be paid to Tenant.

         (c) Tenant, at its expense, shall maintain at all times during the term of this Lease public liability insurance with respect to the Premises and the conduct or operation of the Business thereon, protecting Tenant against any and all claims for injury and damage to persons or property or for the loss of life or property occurring in, on or about the Premises, arising out of the act, negligence, omission, nonfeasance or malfeasance of Tenant, its employees, agents, contractors, customers, licensees and invitees. Such insurance shall be carried in a minimum amount of not less than Three

         Million, ($3,000,000.00) Dollars for bodily injury or death to any one person or any number of persons in any one occurrence and for property damage. Landlord and all Superior Mortgagee(s) shall be named as additional insured.

         (d) The Tenant shall be required to carry business interruption insurance, guaranteeing payments under the Lease for a period of at least six (6) months.

         (e) The Tenant shall be required to carry Dram Act insurance to the extent of the highest possible amount which can be obtained by Tenant.

         14.02 All insurance to be provided and kept in force by Tenant under the provisions of this Lease shall name as the insured, Landlord and Tenant, and, all Superior Mortgagee(s) as their respective interests may appear. All such insurance shall be obtained and paid for by Tenant. Tenant shall deliver to Landlord and any additional named insured, such fully paid for policies or certificates of insurance, in form satisfactory to Landlord, issued by the insurance company or its authorized agent, at least ten (10) days prior to the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof and deliver to Landlord (and any additional named insured) such renewal policy at least thirty (30) days prior to the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility, having at least a "AA" rating, licensed to do business in the State of Florida, and, all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional named insured are given at least thirty (30) days prior written notice of such cancellation or modification. Landlord may require the amount of any public liability insurance to be maintained by Tenant be increased so that the amount thereof adequately protects Landlord's interest.

                                   ARTICLE 15
                               SUCCESSOR LANDLORD

         If any Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new Lease or deed, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment.

                                   ARTICLE 16
                                 QUIET ENJOYMENT

         So long as Tenant pays all of the Fixed Rent and Additional Rent and other charges, where applicable, and performs all of its other obligations hereunder Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any other person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Mortgages. This covenant shall be construed as a covenant running with the land and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue. Thereafter, this covenant shall be binding only upon Landlord's successors in interest, to the extent of their respective interest herein, as and when they shall have acquired the same and for so long as they shall retain such interest.

                                   ARTICLE 17
                      ASSIGNMENT, SUBLETTING AND MORTGAGING

         17.01 Tenant shall not, whether voluntarily, involuntarily, or by operation of law, or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, or offer or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used or occupied by anyone other than Tenant, or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any violation of the provisions hereinabove set forth shall constitute a default in this Lease and, thereupon, Landlord shall have the option to cancel the same and proceed in accordance with the provisions set forth herein.

         17.02 If this Lease is assigned, whether or not in violation of the provisions herein, Landlord may collect rent from the assignee. If the premises or any part thereof are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent, Additional Rent, or other sums herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of any of the provisions of this Lease or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the performance of its obligations hereunder. The consent by Landlord assignment, mortgaging, subletting, or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express prior written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. Tenant covenants that, notwithstanding any assignment or transfer, and notwithstanding the acceptance of Fixed Rent and Additional

Rent, where applicable, by Landlord from an assignee, transferee, or any other party, it shall remain fully liable for the payment of the Fixed Rent and Additional Rent, where applicable, and for the other obligations of this Lease to be performed or observed by Tenant.

         17.03 Notwithstanding anything to the foregoing contained above, Tenant shall have the absolute right to assign or sublet its interest in this Lease for the entire term of or for a portion of the term of this Lease, to any entity which is wholly owned by Tenant or any subsidiary corporation of any corporation which is wholly owned by Tenant. Additionally, the Tenant shall have the absolute right to assign or sublet its interest in this Lease to any entity whatsoever so long as the tenant agree to become or remain personally liable on the Lease.

                                   ARTICLE 18
                              COMPLIANCE WITH LAWS

         Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Property or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all laws and requirements of any public authorities which shall, in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises, impose any violation, order or duty on Landlord or Tenant arising from (a) Tenant's use of the Premises; (b) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant's obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any successor Landlord by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section.


                                   ARTICLE 19
                                   ALTERATIONS

         19.01 Tenant may, from time to time, at its expense, make such alterations, decorations, additions, or improvements (hereinafter collectively referred to as "Alterations") in and to the Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Premises, provided, however, that before proceeding with any Alteration, Tenant shall submit to Landlord for Landlord's approval, plans and specifications for the work to be done and Tenant shall not proceed with such work until it has received said approval. However, if Landlord's written approval or disapproval has not been received by Tenant within fifteen (15) days of the submission to Landlord of said plans, the Alterations shall be deemed approved. Tenant shall obtain and deliver to Landlord (if so requested) either
(i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in Florida), each in an amount equal to one hundred percent (100%) of the estimate of the cost of the Alterations and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord.

         19.02 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and completion of Alterations and for the final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable law and requirements of public authorities and with all applicable requirements of insurance bodies. The Alterations shall be diligently performed in lien free and a good and workmanlike manner, using new materials and equipment satisfactory to Landlord and shall be performed by bonded contractors approved by Landlord, in writing.

         19.03 Tenant, at its expense, and with due diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or material done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority having jurisdiction or asserting jurisdiction. Tenant shall have no authority to create any liens for labor or materials on or against the Premises and, accordingly, Tenant shall defend, indemnify, and save Landlord harmless of, from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations or any other work, labor, services, or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles installed in and constituting a part of the Premises and against all costs, expenses, and liabilities (including reasonable attorney's fees, through and including appellate level) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within fifteen (15) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at his option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord for all costs and expenses incurred in connection therewith, which expenses shall include reasonable attorney's fees and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises.

         19.04 Tenant shall not permit any mechanic's or similar liens to remain upon the Premises for more than fifteen (15) days for labor or material claimed to have been furnished to Tenant in connection with work or any character performed or claimed to have been performed on the Premises or at the direction of or with the consent of Tenant, whether performed or finished before or after commencement of the term of this Lease. Tenant may contest the validity of any such lien or claim, provided that Tenant, if required by Landlord, shall give to Landlord reasonable security to secure payment and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such non-payment. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Landlord with all proper costs and charges and shall cause such lien to be released of record without cost to Landlord. Tenant shall in no event have any right to cause or permit any lien to affect the fee simple interest of Landlord to the Property.

                                   ARTICLE 20
                             DAMAGES OR DESTRUCTION

         20.01 Tenant agrees to notify the Landlord immediately in the case of damage to, or destruction of, the Premises or any portion thereof resulting from fire or other casualty. The Tenant shall forthwith repair, reconstruct and restore the Premises to substantially the same or an improved condition or utility value as existed prior to the event causing such damage. Net proceeds of any insurance (whether carried by Landlord or Tenant) relating to such damage shall be paid directly to Landlord and/or Superior Mortgagee(s) as required. To the extent not prohibited by Superior Mortgagee(s), insurance proceeds remaining, after completion of such repair, reconstruction or restoration, so long as the Property is restored to its full original value, shall be paid to Tenant.

         20.02 Rent shall not abate during any period when Tenant is repairing, reconstructing or restoring the Premises.

                                   ARTICLE 21
                                 EMINENT DOMAIN

         21.01 If the whole of the Premises shall be taken for a public or quasi-public use or purpose under power of eminent domain, the term of this Lease shall terminate as of the date actual physical possession thereof shall be so taken.

         21.02 If any portion of the Premises shall be taken for a public or quasi-public use or purpose under the power of eminent domain and such partial taking may reasonably be construed to render the remainder of the Premises unsuitable for the business of Tenant, Tenant shall be entitled either to elect to cancel and terminate this Lease or to remain in possession of the remainder of the Premises not so taken; PROVIDED, however, that Tenant shall give Landlord written notice of its said election within ten (10) days of passing of title, and failing so to do Tenant shall be deemed to have elected to remain in possession, or if the portion of the Premises so taken shall not be so substantial as may reasonably be construed to render the remainder of the Leased Premises unsuitable for the Business of Tenant, then and in either such event Landlord shall (but only out of and not exceeding the award received by Landlord, excluding the award for land value, for or on account of such taking) repair, reconstruct or restore the remainder of the Premises

(including the building which is a part thereof) to their condition as it existed immediately prior to such taking (and Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof) and, except as otherwise herein provided, this Lease shall continue in all respects in full force and effect.

         21.03 If any portion of the building located on the Premises shall be taken for a public or quasi-public use or purpose and Tenant shall elect or be deemed to have elected to remain in possession as hereinabove provided, or if the portion of the Premises so taken shall not be so extensive as may reasonably be construed to render the remainder of the Building unsuitable for the business of Tenant, then, and in either such event, the rent payable under Articles 4 and 5 shall be adjusted as follows:

         (a) During the period between the date of such actual taking and the completion of said repairs, reconstruction or restoration, Tenant shall be required to pay only such portion of the rent as shall be equal to the proportion thereof which the number of square feet of gross floor area in the building located on the Premises remaining in a tenantable condition during such period bears to the total number of square feet of gross floor area in the building immediately prior to such taking.

         (b) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the term of this Lease, the rent reserved herein shall be equitably reduced in the same proportion which the number of square feet of gross floor area in the building so taken bears to the total number of square feet of gross floor area in the building immediately prior to such taking.

         21.04 If any portion of the land portion of the Property is condemned and Tenant elects, or is deemed to have elected, to remain in possession as hereinabove provided, then the land portion of the rent shall be proportionately abated.

         21.05 If a leasehold interest in the Premises shall be taken for a public or quasi-public use or purpose under the power of eminent domain, this Lease shall not be terminated nor shall Tenant be excused from full performance of its covenants for the payment of money or any other obligations hereunder capable of performance by Tenant, but in such event Tenant may claim and recover from the condemning authority all compensation and damages payable on account of Tenant's leasehold interest in the Premises.

         21.06 Except as otherwise herein provided, all damages awarded or other sums or awards paid on account of any condemnation or taking under the power of eminent domain of the Premises or any portion or portions thereof shall belong to and shall be the sole property of Landlord, whether such damages or other sums are awarded as compensation for loss or diminution in value of the leasehold, or for the fee of the Premises, or otherwise, to the extent of the sum of Three Million ($3,000,000.00) Dollars, with any excess condemnation award over the sum of Three Million ($3,000,000.00) Dollars, to be awarded to the Tenant unless prohibited by any Superior Mortgages.

         21.07 In the event this Lease is cancelled or terminated pursuant to any of the provisions of this Article, all rentals and other charges payable on the part of Tenant to Landlord hereunder shall be paid either as of the date upon which actual physical possession shall be taken by the condemnor, or as of the date upon which actual physical possession shall be taken by the condemnor, or as of the date upon which Tenant ceases doing business in, upon or from the Premises, whichever last occurs; and the parties shall thereupon be released from all further liability hereunder, except that Landlord shall make an equitable refund to Tenant of any unearned, unused or unappropriated advance rental theretofore paid by Tenant to Landlord hereunder.

         21.08 The Tenant's right to cancel this Lease under this Article 21 shall be limited to a substantial taking that is agreed upon by the parties. If they cannot agree that the taking is substantial, each side shall appoint an arbitrator within ten (10) days of request by the other side and both arbitrators shall select a third arbitrator within thirty (30) days after the appointment of the second arbitrator. The arbitrators shall determine within thirty (30) days after all three have been appointed, whether or not the taking is substantial, and the decision of a majority of the arbitrators shall be final and binding on the Landlord and Tenant; provided in any event that a taking of twenty (20%) or less of the Premises shall not be deemed a substantial taking unless legal access to the premises is prevented thereby.

         21.09 Property dedicated to the public for approval of site plan shall not be included in the percentage of subsequent taking, whether said dedication is by easement or grant.

                                   ARTICLE 22
                                  RISK OF LOSS

         The Tenant takes all risk of any damage to its property, and to any property brought on the Premises by it or its agents, servants, licensees or invitees, that may occur by reason of any cause whatsoever, except the intentional or negligent act of the Landlord or its agents and the failure of the Landlord to perform the obligations of Landlord contained herein.

                                   ARTICLE 23
                            CONDITIONS OF LIMITATIONS

         23.01 In the event that Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or of or for the property of Tenant shall be appointed, then Landlord if such event occurs without the acquiescence of Tenant at any time after the event continues for sixty (60) days, may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice whereupon this Lease, and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall thereupon terminate with the same effect as if that day were the expiration date of the Lease; however, Tenant shall remain liable for all damages set forth in this Lease.

         23.02 This Lease and the term and estate hereby granted are subject to the following limitations: (a) If Tenant shall default in the payment of Fixed Rent and Additional Rent, where applicable, or any other payment due hereunder;
(b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in any payment hereunder) and such default shall continue and not be remedied within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same; (c) in the case of a default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Mortgagee to foreclosure of any mortgage, subject the Premises or any part thereof to being condemned or vacated, subject the Property, or any part thereof, to any lien or encumbrance, or result in the foreclosure of any Superior Mortgage, if Tenant shall not (i) within said fifteen (15) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said fifteen (15) day period and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord; (d) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as permitted in Article 17 above; and (e) if Tenant shall vacate or abandon the Premises. In any of the above cases, Landlord may give to Tenant a notice of intention to end the term of this Lease. At the expiration of five (5) days from the date of the service of such notice, whereupon this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for all damages set forth herein.

         23.03 If Tenant shall default in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Any expenses incurred by Landlord in connection with any such performance, and all costs, expenses, and disbursements of every kind and nature whatsoever, including reasonable attorneys fees involved in collecting or endeavoring to collect the Fixed Rent and Additional Rent, where applicable, or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, shall be due and payable upon Landlord's submission of an invoice therefor. All sums advanced by Landlord on account of Tenant under this Article, or pursuant to any other provision of this Lease, and all Fixed Rent, and Additional Rent, where applicable, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of two percent (2%) over the Prime Rate of interest, as determined by Citibank N.A. (for unsecured loans to its most favored corporate customers) or the maximum contract rate permitted by law, whichever is less, from the due date thereof until paid and the same shall be and constitute additional rental and be due and payable upon Landlord's submission of an invoice therefor.

                                   ARTICLE 24
                                     DAMAGES

         24.01 In the event this Lease is terminated under the provisions of this Lease or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord, as damages, at the election of Landlord either:

         (a) A sum which at the time of such termination of this Lease or at the time of any re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and Additional Rent, where applicable, and any other unpaid charges due and owing under the terms and provisions of this Lease, which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Premises, over (ii) the aggregate rental value of the Premises for the same period, or

         (b) Sums equal to the Fixed Rent and Additional Rent, where applicable, and any applicable unpaid additional charges, if any, which would have been payable by Tenant had this Lease not so terminated or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the expiration date if this Lease had not so terminated or if Landlord had not so re-entered the Premises.

         If Landlord, at its option, shall relet the Premises during said period, Landlord shall, after taking into consideration any credits previously recognized, credit Tenant with the net rents and other Tenant expenses and charges received by Landlord or paid on behalf of Tenant as a result of the reletting, from such reletting, such net rents to be determined by first deducting from the gross rents and other payments, as and when received by Landlord and/or paid by the substitute Tenant, the expenses incurred or paid by Landlord in terminating this Lease and/or re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, the alteration and preparation of the Premises for new Tenants, brokers commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom. It is hereby understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sum payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents or tenant expenses, from a reletting, except to the extent that such net rents are actually received by Landlord and to the extent such expenses are paid by the substitute Tenant.

         24.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law. Landlord is hereby granted a valid security interest to secure payment of all Fixed Rent, Additional Rent and tenant expenses due hereunder where applicable, becoming due hereunder and to secure payment of any loss or damage due to any default by Tenant hereunder upon all of Tenants Property and Tenant's Personal Property and any other personal property of Tenant which may now or hereafter be installed or placed in or on the Premises.

                                   ARTICLE 25
                             SECURITY FOR THE LEASE

         As security for the Lease, upon the commencement of this Lease, Tenant shall execute in favor of Landlord a Chattel Mortgage and Security Agreement along with UCC-1 Financing Statements to be recorded in the Public Records of Broward County, Florida and with the Florida Secretary of State, Tallahassee, Florida, which shall pledge and assign to Landlord all furniture, fixtures, goods and chattels of the Tenant whether now located or hereafter located on the premises along with an Assignment of Liquor License from Tenant to Landlord, collaterally assigning Tenant's rights in and to liquor license used in connection with the Business. In the event of any default under this Lease, Landlord shall be entitled to immediately foreclosure upon all properties secured by the Chattel Mortgage and Security Agreement, UCC-1 Financing Statements and Assignment of Liquor License and Tenant does hereby agree to pay attorney's fees, through and including appellate level together with costs and charges incurred or paid by the Landlord in connection with the same.

         As additional security for the Tenant's performance under the terms and provisions of this Lease, upon the execution of this Lease, tenant shall deposit the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars with Landlord as a security deposit (the "Security Deposit"). It is acknowledged that the Security Deposit may be used by the Landlord, at any time, for whatever purposes the Landlord deems fit. Subject to the terms and provisions of Article 29, below, the Security Deposit shall be returned by the Landlord to the Tenant within thirty (30) days of the termination of the Lease with the proviso that monies may be deducted from the Security Deposit by Landlord for the purpose of repairing any damage or destruction to the Property caused by the Tenant, normal wear and tear excepted.

                                   ARTICLE 26
                         OPTION TO PURCHASE THE PROPERTY

         So long as Tenant is in good standing under the terms and provisions of this Lease, commencing with the Commencement Date and terminating on the seventh
(7th) anniversary date of the commencement date of this Lease, Tenant shall have an option to purchase the Property (the "Option"), in consideration of this Lease and the sum of One Thousand ($1,000.00) Dollars (the "Option Payment"). The Option Payment shall be non-refundable but shall be credited against the Purchase Price at closing.

                                   ARTICLE 27
                               EXERCISE OF OPTION

         As set forth above, the option to purchase shall be good and viable provided that Tenant is in good standing under the Lease for a period of three and one-half (3 1/2) years from a date being two and one-half (2 1/2) years or thirty (30) months from the

Commencement Date of this Lease until the seventh (7th) anniversary date of this Lease. In the event Tenant wishes to exercise its option to purchase the Property, Tenant must notify Landlord in writing of its election to purchase the Property during the three and one-half (3 1/2) year option period, in accordance with the below noted Notice provision of this agreement. Additionally, Tenant must pay the Option Payment to Landlord at the time of the execution of this Lease.

                                   ARTICLE 28
                          PURCHASE AND SALE OF PROPERTY

         In the event Tenant exercises its option to purchase the Property, upon said exercise of option, and subject to the terms and conditions set forth herein, Landlord agrees to sell, convey, transfer, assign and deliver to Tenant, and Tenant agrees to purchase from Landlord the Property, including all buildings located thereon, personal property, all easements, tenements, appurtenances, heridiments, fixtures, rights and privileges belonging in or in any way appertain to such premises, subject to any restrictions, easements and encroachments now existing and to any zoning and governmental regulations now or hereinafter in effect, affecting the premises.

                                   ARTICLE 29
                                 PURCHASE PRICE

         29.01 The purchase price for the Property, from the fifth (5th) anniversary date of the Commencement Date of this Lease until the seventh (7th) anniversary date of this Lease (i.e., during years five (5) and six (6) of the Lease), shall be Three Million Two Hundred Fifty Thousand ($3,250,000.00) Dollars (the "Purchase Price"), to be paid as follows:

         (a) Credit for Option Payment                                 1,000.00

         (b)    Twenty year Purchase Money Promissory
                Note and First Purchase Money Mortgage to be
                executed at closing                                2,000,000.00

         (c)    Credit for $250,000.00 Security Deposit
                set forth in Article 25 above. In the event
                Tenant closes and receives credit for the Security
                Deposit, it is agreed and acknowledged that
                Landlord shall NOT be obligated to return the
                Security Deposit in the amount of $250,000.00
                to Tenant and shall be entitled to retain the
                same                                                 250,000.00

         (d)    Balance of Purchase Price to be paid in
                cash at closing, subject to certain
                adjustments and prorations                            999,000.00
                             TOTAL                                 $3,250,000.00

         29.02 The portion of the Purchase Price to be evidenced by a Purchase Money Promissory Note from Tenant (the "Note"), shall contain the following terms and conditions:

         (a) Interest at a fixed interest rate, at the rate of thirteen (13%) percent per annum;

         (b)    No right to prepay in whole or in part, during the first five
                (5) years of the Note, excepting for the partial release provisions set forth in Article 29.03 below;

         (c) Default interest rate equal to the highest interest rate permissible under law.

         (d) Equal monthly payments of principal and interest based upon the then in effect interest rate, based upon a twenty (20) year amortization schedule, due and payable in full twenty (20) years from the date of the execution of the Note.

         29.03 The Note is to be secured by a Purchase Money Mortgage encumbering the Property (the "Mortgage"). The Mortgage shall contain partial release provisions, under the terms and provisions of which portions of the Property may be released from the lien of the Mortgage for a release price of one hundred ten (110%) percent of the appraised value of the portion of the Property being released; said appraisal to be performed by an independent appraiser, mutually agreed upon by the Landlord and Tenant. The Mortgage shall also contain provisions that any construction to be performed on the Property or any portion of the Property, including released portions of the Property, must first be approved, in writing, by Landlord, and that no construction on the Property shall be permitted without Landlord's prior written consent. In connection with such construction, Landlord shall have a right of approval over all plans and specifications for ALL work to be done, and, Tenant shall not be permitted to proceed with said work until it has received said approval. Additionally, any construction on the Property, including any released portion of the Property, must be done in such a manner that it does not interfere with the parking requirements for the Premises under the standards established by the City of Fort Lauderdale, as said parking standards are now in effect or under any amended standards set forth in the future by the City. Releases may only be obtained for the purpose of constructing residential condominiums), townhouse(s), apartment building(s), swimming pool(s) or parking garage(s) on the Property. Construction approval shall not be unreasonably withheld.

         29.04 Tenant shall be responsible for all costs and expenses associated with the security taken back by Landlord in connection with the closing of this transaction, i.e., the payment of all recording fees, documentary stamps, intangible tax, and recording of any release documentation related thereto.

         29.05 In the event that Tenant exercises the Option at any time during a period beginning two and one-half (2 1/2) years or thirty (30) months from the Commencement Date of this Lease until the end of the fourth (4th) year of this Lease (i.e., the initial eighteen (18) months of the three and one-half (3 1/2) year option period), in addition to the Purchase Price, Tenant shall be obligated to pay to Landlord, in the form of cash at closing, any prepayment penalties under Superior Mortgages, which Landlord must pay as a result of prepaying any Superior Mortgages, and, additionally, Tenant shall pay to Landlord in the form of cash at closing, any additional "income tax differential" resulting to Landlord in the year of sale as a result of the sale and purchase of the Property, as said tax liability is determined by Landlord's accountant at or prior to closing. Income tax differential shall be defined as the difference between the amount of income tax which would have been due and owing from Landlord as a result of selling the Property in years five (5) or six
(6) of the Option verses the income tax which would be due and owing from Landlord as a result of selling the Property during the above noted initial eighteen (18) month period of the Option Period.

                                   ARTICLE 30
                                TITLE TO PROPERTY

         30.01 Landlord shall convey to Tenant a marketable and insurable title, subject only to liens, encumbrances, exceptions, or qualifications contained herein, and those which shall be discharged by Landlord at or before the closing date. Simultaneous herewith, it is acknowledged that the Property is subject to those title exceptions as set forth on Exhibit "B", appended hereto and made a part hereof (the "Permitted Exceptions"). In connection therewith, Landlord shall deliver a title insurance commitment to Tenant at Landlord's expense. In the event that Tenant elects to procure a title policy, the cost of said title insurance policy shall be borne by Tenant.

         30.02 Tenant shall have fifteen (15) days from the date of receiving such evidence of title, including the recertification thereof, to examine the same and determine that title is good and marketable and only affected by the Permitted Exceptions. If title is found defective, or if affected by other than the Permitted Exceptions, Tenant shall, within three (3) days thereafter, notify Landlord, in writing, specifying the defect(s). If said defect(s) renders title unmarketable or subject to other than the Permitted Exceptions, Landlord shall have ten (10) days from the receipt of notice within which to remove said defect(s) or if Landlord is unsuccessful in removing them within said time, Tenant shall have the option of either (1) accepting title as it then is without any adjustment in the Purchase Price or modification of the terms hereof, or (2) demanding from Landlord a full refund of the Option Payment paid hereunder, which shall forthwith be returned to Tenant and, thereupon, Tenant and Landlord shall be released as to one another of all further obligations and liability hereunder; however, Landlord agrees that he will, if title is found to be unmarketable, or subject to other than the Permitted Exceptions, use diligent effort to correct the defect(s) in title within the time frame provided therefor. Landlord, however, shall have no obligation to institute any suits whatsoever to accomplish the same.

                                   ARTICLE 31
                                     "AS IS"

         Tenant acknowledges that they have had the opportunity to investigate the Property, and after due inquiry and investigation, with the exception of possible title defects as noted in Article 30 above, is accepting the Property in "as is" condition.

                                   ARTICLE 32
                                     CLOSING

         The closing of this transaction shall take place at the law offices of Spear & Deuschle, P.A. 800 Southeast Third Avenue, Fort Lauderdale, Florida 33316, on or before ninety (90) days from the date of Tenant's exercise of the option to purchase. Time is of the essence.

                                   ARTICLE 33
                              CLOSING DOCUMENTATION

         33.01 At the time of the Closing Date, Landlord shall deliver to Tenant executed originals of the following:

         (a)      Warranty Deed to the Property,

         (b)      Assignment of or termination of this Lease, at Tenant's option

         (c) Properly executed mechanic's lien affidavit to the effect that there are no unpaid bills for repair or materials furnished to the Property which could be the subject matter of a mechanic's or materialmen's lien,

         (d)      FIRPTA Affidavit,

         (e) All insurance policies in effect, and assignments thereof, if assumed by Tenant; if assumed, insurance is to be prorated at closing.

         33.02 At the time of the Closing Date, Landlord shall deliver to Tenant such other documents as may be reasonably required to be delivered by Landlord in accordance with the terms and provisions set forth herein.

         33.03 At the time of closing, Tenant shall deliver to Landlord executed originals of the following:

         (a)      The Purchase Price and the Closing Proceeds,

         (b)      The Note

         (c)      The Mortgage

         (d) Corporate or Partnership Resolution, if applicable, authorizing transaction,

         (e)      Corporate Incumbency Certificate, if applicable,

         (f) Corporate or Partnership Certificates of Good Standing, if applicable (Florida and State of incorporation or formation, if different),

         (g)      Partnership Agreement, if applicable,

         (h)      Assumption or Termination of Lease.

         33.04 At the time of the Closing Date, Tenant shall deliver to Landlord such other documents as may be reasonably required to be delivered by Tenant in accordance with the terms and provisions set forth herein.

                                   ARTICLE 34
                             EXPENSES AND PRORATIONS

         The costs relating to the state documentary stamps which are to be required to be affixed to the deed of conveyance shall be the sole responsibility of Landlord. All costs and charges associated with the Note and Mortgage, and the recording of the same, along with recording of the deed, shall be the sole responsibility of Tenant. Certified liens and pending liens on the Property, if any, shall be assumed by Tenant. Each party shall bear their own respective counsel fees.

                                   ARTICLE 35
                    ASSIGNMENT OF OPTION PORTION OF AGREEMENT

         The Option shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither the Option nor any interest therein shall be assigned by Tenant without the prior written consent of Landlord, made in Landlord's sole and absolute discretion; excepting, however, the Option may be assigned to a Corporation or a Partnership which is wholly-owned by Tenant. If Tenant attempts to assign the Option otherwise than in accordance with the terms hereof, it shall be and constitute a default hereunder. Notwithstanding anything to the contrary contained herein, under no circumstances shall the option portion of this Agreement be permitted to be sold or assigned, or in any way conveyed, separate or apart from the lease portion of this Lease and Option for Purchase and Sale Agreement, and any assignment or conveyance of the option portion of this Agreement without the simultaneous assignment of the lease portion of this Agreement, within the permitted terms and provisions of this Agreement, shall be considered null and void.

                                   ARTICLE 36
                              REAL ESTATE BROKERAGE

         Landlord and Tenant warrant and represent to each other that they have entered into no written brokerage agreement in connection with the purchase and sale of the Property, other than that certain brokerage agreement entered into by Landlord with L. A. CASTILLE ("Broker"), pursuant to brokerage agreement dated the 23rd day of January, 1987 (the "Brokerage Agreement") under which Landlord is responsible for payment to the Broker of a brokerage fee, and applicable sales tax thereon, in accordance with the terms and provisions of the Brokerage Agreement. Landlord and Tenant warrant and represent to each other that no broker is entitled to any brokerage commission in connection with the Lease. L.A. Castille shall split the real estate commission fifty-fifty with Alpha Real Estate of the Keys.

                                   ARTICLE 37
                                     DEFAULT

         In addition to the rights and remedies herein set forth, if Tenant fails to perform under the Option within the time specified, the Security Deposit heretofore paid shall, at Landlord's option, be retained by Landlord as agreed and liquidated damages, not as a penalty, whereupon all parties shall be relieved of and from any and all further liability under the Option. If for any reason, other than Landlord being unable to render its title marketable after diligent effort, Landlord fails or neglects to perform its obligations under this Agreement, Tenant's sole remedies shall be to seek specific performance.

                                   ARTICLE 38
                              DOCUMENTS FOR CLOSING

         Landlord's attorney shall prepare a Statutory Form Warranty Deed, Non-Lien Affidavit, FIRPTA Affidavit, the Note and the Mortgage, and any corrective instruments that may be required in connection with perfecting the title. Tenant's attorney shall prepare a closing statement.

                                   ARTICLE 39
             RECORDATION OF MEMORANDUM OF LEASE AND OPTION AGREEMENT

         Either party hereto shall have the right to have executed and recorded in the Public Records of Broward County, Florida a Memorandum of Lease and Option Agreement in order to protect both parties rights under this Lease and Option Agreement. Any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and Option Agreement and is not intended to vary the terms and conditions contained herein.

                                   ARTICLE 40
                              FINANCIAL STATEMENTS

         Tenant shall deliver to Landlord, within ninety (90) days of the end of each calendar year, financial statements prepared in accordance with generally accepted accounting principles for the term of this Lease, and/or the term of the Mortgage, as applicable.

                                   ARTICLE 41
                                     NOTICE

         If either party agrees to give notice to the other or to make tender to the other, such notice or tender shall be in writing and shall be deemed to be given when it shall have been deposited with adequate postage in the United States mail, certified or registered, return receipt requested, and addressed to the party for whom it is intended as follows:

         TENANT:             GUS BOULIS
                             3706 A North Roosevelt Boulevard
                             Key West, Florida 33040

         LANDLORD:           JOHN S. STRATTON
                             512 Southeast 28th Avenue
                             Pompano Beach, Florida

         With a copy to:     GARY S. SINGER, ESQ.
                             Spear & Deuschle, P.A.
                             800 Southeast Third Avenue
                             Fort Lauderdale, Florida 33316

                                   ARTICLE 42
                                  MISCELLANEOUS

         42.01 All prior understandings and agreements between the parties are merged in this Lease and Option Agreement which alone fully and completely express the agreement of the parties. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

         42.02 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease and Option Agreement, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease and Option Agreement or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         42.03 If any provision of this Lease and Option Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Lease and Option Agreement and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease and Option Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease and Option Agreement to be drafted. Each covenant, agreement, obligation, or other provision of this Lease and Option Agreement on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease and Option Agreement. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         42.04 Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 1 1/2 times the then effective Land and Building rent, plus additional rent and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease to the extent applicable.

         42.05 In the event it becomes necessary for the Landlord or the Tenant to enforce any provision of this Lease by suit or through an attorney, the prevailing party shall be awarded reasonable legal expenses, through and including appellate level, incurred by the prevailing party.

         42.06 This Lease and Option Agreement constitutes the entire agreement between the parties hereto and shall be interpreted in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have placed their hands and seals the day and year first above written.

Signed, sealed and delivered in the presence of:

                                                      LANDLORD:

/s/ WENDY MOCKEL                                      /s/ JOHN S. STRATTON
- ----------------------------------                    --------------------------
                                                      JOHN S. STRATTON
/s/ ILLEGIBLE
- ----------------------------------
                                                      TENANT:

/s/ JILL A. ZIMMERMAN                                 /s/ GUS BOULIS
- ----------------------------------                    --------------------------
                                                      GUS BOULIS

/s/ LINDA P. GERALD
- ----------------------------------

                                     ADDENDA

ADDENDUM TO ARTICLE IV.

         Article IV is hereby modified by adding thereto the following:

         b) PERCENTAGE RENTAL - In the event that Lessee shall elect to extend the term of this Lease as provided in Article II hereof then, and only in such event, Lessee covenants and agrees to pay to Lessor as hereinafter provided, as further and additional rent (hereinafter called "Percentage Rental"), during, and only during any extension of the original term hereof (but not during said original term) a sum equal to five (5%) percent of the amount, if any, by which Lessee's annual gross sales, hereinafter defined, for such year shall exceed twenty times the above mentioned minimum rental.

         c) BUSINESS STATEMENTS - During any extension of the original term hereof (but not during the original term), the Lessee agrees to submit to the Lessor quarterly statements of gross sales received from the business operated upon the premises, and within thirty (30) days immediately following the end of the first and each succeeding full year of the term a statement of yearly gross sales, and within thirty (30) days following the expiration or earlier termination of said lease a statement of gross sales made since the last quarterly statement. All such statements shall be signed by a responsible and authorized financial officer of the Lessee certifying as to the amount of gross sales as hereinafter defined for the period to be accounted for. If by any such yearly statement it appears that any percentage rental is due and payable to the Lessor for the preceding yearly period, it shall be paid to the Lessor within thirty (30) days immediately following the rendition date of such yearly statement. If there is any question concerning the accuracy of any statement, it shall be settled as conveniently as possible between the parties, but not so as to unreasonably interrupt the operation of Lessee's business.

         1. DEFINITION OF GROSS SALES: The term "gross sales", as used herein, shall be construed to mean for all the purposes hereof the following:

         a) The aggregate amount of all sales made upon the demised premises;

         b) All other business done upon the demised premises which according to standard use and accepted accounting practices are gross sales of the Lessee excepting the following:

         (i)    The sales price of returned merchandise;

         (ii) Sales and/or exchanges made to or with other restaurants, stores or ocher establishments operated and conducted by the Lessee;

         (iii) Receipts from telephones, cigarette machines, and all other vending type machines, excepting those vending "Howard Johnson's food products;

         (iv) The amount of any federal, state of local sales or food taxes now or hereafter levied, assessed or imposed;

         (v) Meals served to employees of the Lessee whether such meals are served with or without charge, or whether such meals are treated as meals sold for any other purpose.

         2. LESSEE'S BOOKS: The Lessee, with respect to business done on the above described premises, shall keep at its Central Accounting Office true and accurate records and accounts which shall show all sales made and all gross receipts from the business done upon and within the demised premises. The Lessee covenants that accurate cash registers will be installed and kept, or caused to be installed and kept, by the Lessee within the demised premises which shall show and record each and every sale made upon and within the demised premises. Such registers shall show the total of the daily sales of all business done upon and within the said demised premises by the Lessee. Said books and accounts of the restaurant shall be available to the Lessor or accountant representing the Lessor and may be inspected at reasonable times after notification to the Lessee; however, said books and records shall be made available only for the full lease year prior to said notification.

         For the purposes of reporting "gross sales" and making payment for any "percentage rental" as provided in this Article, Lessor and Lessee agree that Lessee may use the so-called "4-4-5" method of accounting and that, in such event, the anniversary date of each lease year and the date of each quarterly reporting period may vary up to seven (7) days before or after the respective dates specified in this Article.

                             (this page ends here)

                                     ADDENDA

ADDENDUM TO ARTICLE V.

         Article V is modified by substituting for paragraph c) thereof the following:

         c) Each of Lessor and Lessee hereby releases the other to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under it, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as releasor's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the releasor to recover thereunder. Each of Lessor and Lessee agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is obtainable and is includable without extra cost, or if such extra cost is chargeable therefor, so long as the other party pays such extra cost. If extra cost is chargeable therefor, each party will advise the other thereof and of the amount thereof, and the other party, at its election, may pay the same but shall not be obligated to do so.

                             (this page ends here)

                                     ADDENDA

                                 NEW ARTICLE XIV

         Article XIV within is deleted in its entirety and the following language inserted in lieu thereof:

         Lessee shall pay all real property taxes levied against the demised premises for and during the fiscal tax years or portions thereof which fall within the term of this Lease.

         Lessor agrees to apply for and obtain a separate assessment of the land and buildings comprising the demised premises as hereinbefore defined for real estate tax purposes from the governmental authorities having jurisdiction thereof and until such separate assessment is obtained, Lessee shall not be required or obligated to pay any real property taxes.

         The Lessee shall have the right to contest the amount or validity in whole or in part of any real property taxes or assessed valuations imposed or assessed by any taxing or assessing authority upon or against the demised premises and the right to seek a reduction in the assessed valuation of the demised premises for tax purposes at Lessee's expense. The Lessor hereby covenants and agrees to join in and cooperate in any action or proceeding which may be brought by the Lessee for any of the aforementioned purposes. To the extent to which any tax refund payable as a result of any action or proceeding which Lessee may institute or payable by reason of a compromise or settlement of any such action or proceeding is based upon a payment made by the Lessee, the Lessee is hereby authorized to receive, collect and retain the same.

                        SUBORDINATION AND NON-DISTURBANCE
                                    AGREEMENT

         THIS AGREEMENT made this 13 day of OCTOBER, 1977 by and between HOWARD JOHNSON COMPANY (INC.), a Maryland corporation with its principal place of business at One Howard Johnson Plaza, Boston, Massachusetts 02125 (hereinafter referred to as "Tenant"), and ERIE SAVINGS BANK, a New York banking corporation having its principal office at One Main Place, Buffalo, New York 14202 (hereinafter referred to as "Mortgagee").

                               W I T N E S S E T H

         WHEREAS, by a certain Lease (hereinafter referred to as "Lease") dated January 21, 1977 between North Star Construction Co., Inc., a New York corporation having an office at 1750 Statler Hilton, Buffalo, New York 14202 (hereinafter referred to as "Landlord") and Tenant, Landlord leased to Tenant premises and building which Landlord will construct or has constructed at 7566-80 Transit Road, Amherst, New York, said premises being more particularly described in Schedule A attached hereto and made a part hereof; and

         WHEREAS, Mortgagee is or will be the holder of a $385,000.00 mortgage or deed of trust (hereinafter referred to as "Mortgage") on said parcel of land; said mortgage having been or to be recorded in the Erie County Clerk's Office.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Mortgage agrees that if it shall exercise any right or remedy under the Mortgage because of a default of Landlord, Mort-

                         [PAGES MISSING FROM HARD COPY]

STATE OF NEW YORK    SS.
                     SS.
COUNTY OF ERIE       SS.

         On the 17th day of October, 1977, before me personally came W. John Dziadul to me known, who, being by me duly sworn, did depose and say that he resides in the Town of Hamburg, New York that he is Assistant Vice President of ERIE SAVINGS BANK, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.

                                                     /s/ CHARLOTTE CLARK
                                                     --------------------------
                                                     Charlotte Clark

STATE OF MASSACHUSETTS  SS.
                        SS.
COUNTY OF NORFOLK       SS.

         On the 13th day of Oct., 1977, before me personally came EUGENE J. DURGIN to me known, who, being by me duly sworn, did acknowledge that he resides in Milton, Norfolk county, Massachusetts; that he is the Vice President of HOWARD JOHNSON COMPANY (INC.), the corporation described in and which executed the above instrument, and he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                     /s/ KAREN L. HELMULLER
                                                     --------------------------

                                    PARCEL 1

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Amherst, County of Erie and State of New York, being part of Lot No. Ninety (90), Township twelve (12), Range seven (7) of the Holland Land Company's Survey, bounded and described as follows:

         BEGINNING at a point in the westerly line of Transit Road, a now laid out sixty-six (66) feet wide, one thousand four hundred forty-two (1442) feet southerly from its intersection with the southerly line of Sheridan Drive, as now laid out sixty six (66) feet wide; running thence southerly along the westerly line of Transit Road sixty-five (65) feet; running thence westerly along line drawn parallel with the southerly line of Sheridan Drive, six hundred eighty-seven and twenty-one hundredths (687.21) feet, more or less to the easterly line of lands conveyed to Christian Metz by deed recorded in Erie County Clerk's office in Liber 271 of Deeds at page 15; running thence northerly along the easterly line of lands so conveyed to Christian Metz sixty-five and five hundredths (65.05) feet more or less to its intersection with a line drawn parallel with the southerly line of Sheridan Drive through the point of beginning; running thence easterly along said line drawn parallel with the southerly line of Sheridan Drive, six hundred eighty-eight and thirty-eight hundredths (688.38) feet to the westerly line of Transit Road at the point or place of beginning.

                                    PARCEL 2

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Amherst, County of Erie and State of New York, being part of Lot No. 90, Township 12, Range 7 of the Holland Land Company's Survey, bounded and described as follows:

         BEGINNING at a point in the westerly line of Transit Road, as now laid out sixty-six (66) feet wide, one thousand three hundred forty-two (1342) feet southerly from its intersection with the southerly line of Sheridan Drive, as now laid out sixty-six (66) feet wide: running thence southerly along the westerly line of Transit Road one hundred (100) feet: running thence westerly alone a line drawn parallel with the southerly line of Sheridan Drive six hundred eighty-eight and thirty-eight hundredths (688.38) feet more or less to the easterly line of lands conveyed to Christian Metz by deed recorded in Erie County Clerk's office in Liber 271 of Deeds at Page 15: running thence northerly along the easterly line of lands so conveyed to Christian Metz one hundred and seven hundredths (100.07) feet more or less to its intersection with a line drawn parallel with the southerly line of Sheridan Drive through the point of beginning: running thence easterly along said line drawn parallel with the southerly line of Sheridan Drive six hundred ninety and eighteen hundredths (690.18) feet to the westerly line of Transit Road at the point or place of beginning.